Form of Warrant to Purchase Common Stock Issued to

                    Aries Trust and Aries Domestic Fund, L.P.


On March 17, 1998, Procept, Inc. ("Procept") completed a merger (the "Merger") with Pacific Pharmaceuticals, Inc. ("Pacific"). In accordance with the Agreement and Plan of Merger Between Procept, Procept Acquisition Corp. and Pacific dated December 10, 1998, as amended, each outstanding option and warrant to purchase Pacific common stock, $0.02 par value, ("Pacific Common Stock") held by investors and corporate partners has been assumed by Procept. Each such option and warrant will continue to have, and be subject to, the terms and conditions set forth in such option or warrant immediately prior to the Merger except that
(i) each option and warrant shall be exercisable (or will become exercisable in accordance with its terms) for that number of shares of Procept common stock, $0.01 par value, ("Procept Common Stock") equal to the product of the number of shares of Pacific Common Stock that were issuable upon exercise of such option or warrant immediately prior to the Merger multiplied by 0.10865, rounded down to the nearest whole number of shares, and (ii) the per share exercise price for the Procept Common Stock issuable upon exercise of such option and warrant shall be equal to the quotient, rounded down to the nearest whole cent, determined by dividing the exercise price per share of Pacific Common Stock at which such option or warrant was exercisable immediately prior to the Merger by 0.10865.

As of March 25, 1999, there are 16,298 shares of Procept Common Stock underlying the attached Warrants to Purchase Common Stock Issued to the Aries Trust and the Aries Domestic Fund, L.P.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES LAWS.


                          PACIFIC PHARMACEUTICALS, INC.

                  Form of Warrant for the Purchase of Shares of
                                  Common Stock

No.[  ]                                                                  Shares


         FOR VALUE RECEIVED, PACIFIC PHARMACEUTICALS, INC., a Delaware
corporation (the "Company"), hereby certifies that [                ], or its
permitted assigns, is entitled to purchase from the Company, at any time or from time to time commencing on October 8, 1996, and prior to 5:00 P.M., New York
City time, on October 8, 2001 (the "Termination Date"), [                ] fully
paid and non-assessable shares of the Common Stock, $.02 par value per share, of the Company at an exercise price equal to the lesser of (x) $1 .875 and (y) the initial conversion price for the Series A Preferred Stock of the Company, as set forth in the Certificate of Designations of the Series A Preferred Stock and issued in connection with the Company's current private placement offering pursuant to the confidential private placement memorandum dated as of October 1, 1996 (the "PPM") (Hereinafter, (i) said Common Stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "Common Stock", (ii) the shares of the Common Stock purchasable hereunder or under any other Warrant (as hereinafter defined) are referred to as the "Warrant Shares", (iii) the aggregate purchase price payable for the Warrant Shares hereunder is referred to as the "Aggregate Warrant Price", (iv) the price payable for each of the Warrant Shares hereunder is referred to as the "Per Share Warrant Price", (v) this Warrant, all similar Warrants issued on the date hereof and all warrants hereafter issued in exchange or substitution for this Warrant or such similar Warrants are referred to as the "Warrants" and (vi) the holder of this Warrant is referred to as the "Holder" and the holder of this Warrant and all other Warrants or Warrant Shares issued upon the exercise of any Warrant are referred to as the "Holders"). The Aggregate Warrant Price is not subject to adjustment. The Per Share Warrant Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Warrant Shares shall be adjusted by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment.

         1. Exercise of Warrant.

            (a) This Warrant may be exercised, in whole at any time or in part from time to time, commencing on October 8, 1996 and prior to the Termination Date, by the holder:

                        (i) by the surrender of this Warrant (with the
            subscription form at the end hereof duly executed) at the address set forth in Subsection 9(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part, with payment for Warrant Shares made by certified or official bank check payable to the order of the Company; or

                        (ii) by the surrender of this Warrant (with the cashless
            exercise form at the end hereof duly executed) (a "Cashless Exercise") at the address set forth in Subsection 9(a) hereof. Such presentation and surrender shall be deemed a waiver of the Holder's obligation to pay the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. In the event of a Cashless Exercise, the Holder shall exchange its Warrant for that number of Warrant Shares subject to .such Cashless Exercise multiplied by a fraction, the numerator of which shall be the difference between the then current Market Price per share (as hereinafter defined) of Common Stock and the Per Share Warrant Price, and the denominator of which shall be the then current Market Price per share of Common Stock. For purposes of any computation under this Section 1 (a)(ii), the then current market price per share of the Common Stock at any date (the "Market Price") shall be deemed to be the last sale price of the Common Stock on the business day prior to the date of the Cashless Exercise or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices of the Common Stock on such day, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the representative closing bid price of the Common Stock as reported by AMEX, or other similar organization if AMEX is no longer reporting such information, or if not so available, the fair market price of the Common Stock as determined in good faith by the Board of Directors.exercised (b) If this Warrant is exercised in part, this Warrant must be for a number of whole shares of the Common Stock and the Holder is entitled to receive a new Warrant covering the Warrant Shares which have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon surrender of this Warrant, the Company will (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, if any, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

         2. Reservation of Warrant Shares: Listing. The Company agrees that, prior to the expiration of this Warrant, the Company will at all times (a) have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer, except for the restrictions on sale or transfer set forth in the Securities Act of 1933, as amended (the "Act"), and restrictions created by or on behalf of the Holder, and free and clear of all preemptive rights and rights of first refusal; and (b) when the Company prepares and files a registration statement covering the shares of Common Stock issued or issuable upon exercise of this Warrant with the Securities and Exchange Commission (the "SEC") which registration statement is declared effective by the SEC under the Act and the Company lists its Common Stock on any national securities exchange, it will use its reasonable best efforts to cause the shares of Common Stock subject to this Warrant to be listed on such exchange.

         3. Protection Against Dilution.

            (a) If, at any time or from time to time after the date of this Warrant, the Company shall issue or distribute to the holders of shares of Common Stock evidence of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a subdivision, combination or reclassification, or dividend or distribution payable in shares of Common Stock, referred to in Subsection 3(b), and also excluding cash dividends or cash distributions paid out of net profits legally available therefor in the full amount thereof, together with the value of other dividends and distributions made substantially concurrently therewith or pursuant to a plan which includes payment thereof, which is equivalent to not more than 5% of the Company's net worth) (any such non-excluded event being herein called a Special Dividend"), the Per Share Warrant Price shall be adjusted by multiplying the Per Share Warrant Price then in effect by a fraction, the numerator of which shall be the then current Market Price of the Common Stock less the fair market value (as determined in good faith by the Company's Board of Directors) of the evidence of indebtedness, cash, securities or property, or other assets issued or distributed in such Special Dividend applicable to one share of Common Stock and the denominator of which shall be the then current Market Price of the Common Stock. An adjustment made pursuant to this Subsection 3(a) shall become effective immediately after the record date of any such Special Dividend.

            (b) In case the Company shall hereafter (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Per Share Warrant Price shall be adjusted to be equal to a fraction, the numerator of which shall be the Aggregate Warrant Price and the denominator of which shall be the number of shares of Common Stock or other capital stock of the Company which he would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this Subsection 3(b) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

            (c) Except as provided in Subsections 3(a) and 3(d), in case the Company shall hereafter issue or sell any Common Stock, any securities convertible into Common Stock or any rights, options or warrants to purchase Common Stock or securities convertible into Common Stock, in each case for a price per share or entitling the holders thereof to purchase Common Stock at a price per share (determined by dividing
(i) the total amount, if any, received or receivable by the Company in consideration of the issuance or sale of such securities plus the total consideration, if any, payable to the Company upon exercise or conversion thereof (the "Total Consideration") by (ii) the number of additional shares of Common Stock issuable upon exercise or conversion of such securities) less than the then either the current Market Price of the Common Stock or the current Per Share Warrant Price in effect on the date of such issuance or sale, the Per Share Warrant Price shall be adjusted by multiplying the Per Share Exercise Price then in effect by a fraction, the numerator of which shall be (x) the sum of (A) the number of shares of Common Stock outstanding on the date of such issuance or sale plus (B) the Total Consideration divided by either the current Market Price of the Common Stock or the current Per Share Exercise Price, whichever is greater, and the denominator of which shall be (y) the number of shares of Common Stock outstanding on the date of such issuance or sale plus the maximum number of additional shares of Common Stock issued, sold or issuable upon exercise or conversion of such securities.

            (d) No adjustment in the Per Share Warrant Price shall be required in the case of the issuance by the Company of (i) Common Stock pursuant to the exercise or conversion of any Warrant or any other options, warrants or any convertible securities currently outstanding or outstanding as a result of securities issued pursuant to the PPM; provided, that the exercise price or conversion price at which such options, warrants or convertible securities are exercised or converted, as the case may be, is equal to the exercise price or conversion price in effect as of the date of this Warrant or as of the date of issuance with respect to securities issued pursuant to the PPM (except for standard anti-dilution adjustments) and (ii) shares of Common Stock issued or sold pursuant to stock purchase or stock option plans or other similar arrangements that are approved by the Company's Board of Directors.

            (e) In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this
Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this Subsection 3(e) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant shall be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants not less than 30 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

            (f) In case any event shall occur as to which the other provisions of this Section 3 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof then, in each such case, the Holders of Warrants representing the right to purchase a majority of the Warrant Shares subject to all outstanding Warrants may appoint a firm of independent public accountants of recognized national standing reasonably acceptable to the Company, which shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the purchase rights represented by the Warrants. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder of this Warrant and shall make the adjustments described therein. The fees and expenses of such independent public accountants shall be borne by the Company.

            (g) No adjustment in the Per Share Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per share of Common Stock; provided, however, that any adjustments which by reason of this Subsection 3(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further however, that adjustments shall be required and made in accordance with the provisions of this Section 3 (other than this Subsection 3(g)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder of this Warrant or Common Stock issuable upon the exercise hereof. All calculations under this Section 3 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by this Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

            (h) Whenever the Per Share Warrant Price is adjusted as provided in this Section 3 and upon any modification of the rights of a Holder of Warrants in accordance with this Section 3, the Chief Financial Officer of the Company shall promptly prepare a certificate setting forth the Per Share Warrant Price and the number of Warrant Shares after such adjustment or the effect of such modification and a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Warrants. In the event of a dispute with respect to any adjustment required pursuant to Section 3, the Holder may appoint, at the Company's expense, an independent financial advisor (e.g. an investment banking or accounting firm) reasonably acceptable to the Company to calculate such adjustment. Such determination shall be binding upon the Holder and the Company.

            (i) If the Board of Directors of the Company shall declare any dividend or other distribution with respect to the Common Stock other than a cash distribution out of earned surplus, the Company shall mail notice thereof to the Holders of the Warrants not less than 1 5 days prior to the record date fixed for determining stockholders entitled to participate in such dividend or other distribution.

            (j) If, as a result of an adjustment made pursuant to this Section 3, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Share Warrant Price between or among shares or such classes of capital stock or shares of Common Stock and other capital stock.

         4. Fully Paid Stock: Taxes. The Company agrees that the shares of the Common Stock represented by each and every certificate of Warrant Shares delivered on the exercise of this Warrant be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights or rights of first refusal, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or any certificate thereof.

         5. Registration Under Securities Act of 1933.

            (a) The Company shall include the Warrant Shares on the Shelf Registration Statement (as defined in the PPM) and the Holder shall otherwise have the registration rights set forth in Section 5 of the subscription agreement (the "Subscription Agreement") to be entered into between the purchasers of units (as described in the PPM) and the Company. By acceptance of this Warrant, the Holder agrees that it shall have the same obligations, and otherwise comply with, the provisions in such Section 5 of the Subscription Agreement to same extent as if it were a party thereto.

            (b) Until all Warrant Shares have been sold under a Registration Statement or pursuant to Rule 144, the Company shall use its reasonable best efforts to file with the Securities and Exchange Commission all current reports and the information as may be necessary to enable the Holder to effect sales of its shares in reliance upon Rule 144 promulgated under the Act.

         6. Limited Transferability. This Warrant may not be sold, transferred, assigned or hypothecated by the Holder except in compliance with the provisions of the Act and the applicable state securities "blue sky" laws. The Company may treat the registered Holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants. All warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the holder thereof shall be identical to those of the Holder.

         7. Loss. etc.. of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

         8. Warrant Holder Not Shareholder. Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

         9. Communication. No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

            (a) the Company at 6555 Nancy Ridge Drive, Suite 200, San Diego, CA, 92121, or other address as the Company has designated in writing to the Holder, or

            (b) the Holder at [ ] or other such address as the Holder has designated in writing to the Company.

         10. Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

         11. Applicable Law. This Warrant shall be governed by and construed in accordance with the law of the State of New York without giving effect to the principles of conflicts of law thereof.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its President and its corporate seal to be hereunto affixed and attested by its Secretary this 8th day of October, 1996.


                                              PACIFIC PHARMACEUTICALS, INC.



                                              By:
                                                  ------------------------------
                                                         President


ATTEST:


---------------------------------
         Secretary


[Corporate Seal]

                                  SUBSCRIPTION
                                  ------------


         The undersigned, _________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase
__________________ shares of the Common Stock, par value $.02 per share, of Pacific Pharmaceuticals, Inc. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.



Dated:__________________________         Signature:_____________________________

                                         Address:_______________________________



                                CASHLESS EXERCISE
                                -----------------


        The undersigned __________________, pursuant to the provisions of the foregoing Warrant, hereby elects to exchange its Warrant for ___________________ shares of Common Stock, par value $.02 per share, of Pacific Pharmaceuticals, Inc. pursuant to the Cashless Exercise provisions of the Warrant.



Dated:__________________________         Signature:_____________________________

                                         Address:_______________________________



                                   ASSIGNMENT
                                   ----------


         FOR VALUE RECEIVED _____________ hereby sells, assigns and transfers unto ____________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _____________________ attorney, to transfer said Warrant on the books of Pacific Pharmaceuticals, Inc.



Dated:__________________________         Signature:_____________________________

                                         Address:_______________________________

                               PARTIAL ASSIGNMENT
                               ------------------


         FOR VALUE RECEIVED ______________ hereby assigns and transfers unto ___________________ the right to purchase _______ shares of the Common Stock, par value $.02 per share, of Pacific Pharmaceuticals, Inc. covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint, _________________attorney, to transfer that part of said Warrant on the books of Pacific Pharmaceuticals, Inc.



Dated:__________________________         Signature:_____________________________

                                         Address:_______________________________